Exhibit 5.1

ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com

May 31, 2022

Pentair plc
Regal House, 70 London Road
Twickenham, London, TW13QS
United Kingdom

Pentair Finance S.à r.l.
26, boulevard Royal
L-2449
Luxembourg

Ladies and Gentlemen:

We have acted as counsel for Pentair Finance S.à r.l., a Luxembourg private limited liability company (“Pentair Finance”), and Pentair plc, an Irish public limited company (“Pentair”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale from time to time of an indeterminate amount of: (i) senior debt securities of Pentair Finance (the “Debt Securities”); (ii) contracts for the purchase of debt or equity securities of Pentair Finance, Pentair or third parties (the “Purchase Contracts”); (iii) warrants for the purchase of debt or equity securities of Pentair Finance, Pentair or third parties (the “Warrants”); (iv) units consisting of one or more debt securities or other securities (the “Units”); and (v) guarantees by Pentair of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the Purchase Contracts, the Warrants and the Units, the “Securities”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).

As counsel to Pentair Finance and Pentair in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Indenture, dated September 16, 2015, as supplemented by the Seventh Supplemental Indenture, dated June 22, 2020, among Pentair Finance, Pentair and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, for the issuance of Debt Securities (the “Indenture”); and (iii) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO salt lake city SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

Pentair plc

Pentair Finance S.à r.l.

May 31, 2022

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) any supplemental indenture to the Indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the Indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) all corporate or other action required to be taken by Pentair Finance or Pentair to duly authorize each proposed issuance of Securities and any related documentation shall have been duly completed and shall remain in full force and effect; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by Pentair Finance or Pentair and the other parties thereto; and (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1.             All requisite action necessary to make any Debt Securities valid, legal and binding obligations of Pentair Finance and any Guarantees valid, legal and binding obligations of Pentair, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.             The terms of such Debt Securities and Guarantees and of their issuance and sale have been established in conformity with the Indenture;

b.             Such Debt Securities and Guarantees have been duly executed, authenticated and delivered in accordance with the terms and provisions of the Indenture; and

c.             Such Debt Securities and Guarantees have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

Pentair plc

Pentair Finance S.à r.l.

May 31, 2022

2.             All requisite action necessary to make any Purchase Contracts valid, legal and binding obligations of Pentair Finance or Pentair, as applicable, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.             The terms of such Purchase Contracts and of their issuance and sale have been established in conformity with the applicable purchase contract agreement;

b.             Such Purchase Contracts have been duly executed and delivered in accordance with their respective terms and provisions; and

c.             Such Purchase Contracts have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

3.             All requisite action necessary to make any Warrants valid, legal and binding obligations of Pentair Finance or Pentair, as applicable, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.             The terms of such Warrants and of their issuance and sale have been established in conformity with the applicable warrant agreement;

b.             Any warrant agreements relating to such Warrants have been duly executed and delivered;

c.             Such Warrants have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement; and

d.             Such Warrants have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

Pentair plc

Pentair Finance S.à r.l.

May 31, 2022

4.             All requisite action necessary to make any Units valid, legal and binding obligations of Pentair Finance, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.             The terms of such Units and of their issuance and sale have been established in conformity with the applicable unit agreement;

b.             Any unit agreements relating to such Units have been duly executed and delivered;

c.             Such Units or their constituent Securities have been duly executed and delivered in accordance with the terms and provisions of the applicable unit agreement; and

d.             Such Units have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

We express no opinion as to the laws of any jurisdiction other than the State of New York and the federal laws of the United States.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP